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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-32777) pertaining to the Arch Coal, Inc. Employee Thrift Plan of our report dated June 15, 2002, with respect to the financial statements and supplemental schedule of Arch Coal, Inc. Employee Thrift Plan included in this Annual Report on Form 11-K for the year ended December 31, 2001.



/S/ Rubin, Brown, Gornstein & Co. LLP
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Rubin, Brown, Gornstein & Co. LLP

June 28, 2002